Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of First Mid-Illinois Bancshares, Inc. on Pre-effective Amendment No. 3 to Form S-4 of our report dated March 10, 2016 on the consolidated financial statements of First Clover Leaf Financial Corp. and to the reference to us under the heading "Experts" in the proxy statement/prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
July 27, 2016